EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to use of our report dated January 23, 1997, on the financial statements for Metropolitan State Bank as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and all references to our Firm included in or made part of this filing on Form 8-K.


Roseland, New Jersey                              ARTHUR ANDERSEN LLP
Feburary 24, 1998